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                                                             EXHIBIT NO. 99.1(o)

                               MFS SERIES TRUST I


                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES


         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 6, 1995, as amended (the "Declaration"), of MFS Series Trust I, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Managed Sectors Fund, a series of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

         1.  The additional class of shares is designated "Class C Shares";

         2. Class C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class C Shares, the method of determination of the net asset value of Class C Shares, the price, terms and manner of redemption of Class C Shares, and the relative dividend rights of holders of Class C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. Class C Shares shall vote together as a single class except that Shares of a class may vote separately on matters affecting only that class and Shares of a class not affected by a matter will not vote on that matter; and

         5. A class of Shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 31st day of May, 2000 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.


                                        WALTER E. ROBB, III
----------------------------            ----------------------------
Richard B. Bailey                       Walter E. Robb, III
63 Atlantic Avenue                      35 Farm Road
Boston,  MA  02110                      Sherborn,  MA  01770


MARSHALL N. COHAN                       ARNOLD D. SCOTT
----------------------------            ----------------------------
Marshall N. Cohan                       Arnold D. Scott
2524 Bedford Mews Drive                 20 Rowes Wharf
Wellington, FL  33414                   Boston, MA  02110


LAWRENCE H. COHN                        JEFFREY L.SHAMES
----------------------------            ----------------------------
Lawrence H. Cohn                        Jeffrey L. Shames
45 Singletree Road                      38 Lake Avenue
Chestnut Hill,  MA  02167               Newton, MA  02459


SIR J. DAVID GIBBONS                    J. DALE SHERRATT
----------------------------            ----------------------------
Sir J. David Gibbons                    J. Dale Sherratt
"Leeward"                               86 Farm Road
5 Leeside Drive                         Sherborn, MA  01770
"Point Shares"
Pembroke,  Bermuda  HM  05
                                        WARD SMITH
                                        ----------------------------
ABBY M. O'NEILL                         Ward Smith
----------------------------            36080 Shaker Blvd
Abby M. O'Neill                         Hunting Valley, OH 44022
200 Sunset Road
Oyster Bay,  NY  11771